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                                                                      EXHIBIT 32

                    SECTION 906 CERTIFICATION OF THE CEO/CFO

                             EMS TECHNOLOGIES, INC.

                                CERTIFICATION OF
                             CHIEF EXECUTIVE OFFICER
                                       AND
                             CHIEF FINANCIAL OFFICER

      Each of the undersigned Chief Executive Officer and Chief Financial Officer of EMS Technologies, Inc. hereby individually certifies that the Annual Report on Form 10-K of the Company for the year ended December 31, 2004, to which this Certification is attached, fully complies with the requirements of
Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of EMS Technologies, Inc.

In witness whereof, each of the undersigned has executed and delivered this Certification on this 31st day of March, 2005.

/s/ Alfred G. Hansen                       /s/ Don T. Scartz
-----------------------                    -----------------------
Alfred G. Hansen                           Don T. Scartz
Chief Executive Officer                    Chief Financial Officer
EMS Technologies, Inc.                     EMS Technologies, Inc.